Exhibit 4.4.15

EXECUTION VERSION

AMENDMENT NO. 4 (this “Amendment”), dated as of February 22, 2017, to the THIRD AMENDED AND RESTATED MASTER MOTOR VEHICLE OPERATING LEASE AND SERVICING AGREEMENT, dated as of September 18, 2009 (as amended by Amendment No.1 thereto, dated as of December 21, 2010, further amended by Amendment No. 2 thereto, dated as of November 25, 2013, and further amended by Amendment No. 3 thereto, dated as of May 28, 2015, the “HVF Lease”), between THE HERTZ CORPORATION, a Delaware corporation (“Hertz”), in its capacity as lessee (the “Lessee”) and in its capacity as servicer (the “Servicer”), and HERTZ VEHICLE FINANCING LLC, a special purpose limited liability company established under the laws of Delaware (“HVF”), in its capacity as lessor (the “Lessor”).
WITNESSETH:
WHEREAS, the Lessor and the Lessee wish to amend the HVF Lease as herein set forth.
WHEREAS, Section 22 of the HVF Lease permits certain amendments to the HVF Lease to be effected pursuant to a writing executed by the Lessor, the Servicer and the Lessee and consented to by the Trustee, subject to certain conditions set forth therein; and
WHEREAS, Section 8.7(b) of the Fourth Amended and Restated Base Indenture, dated as of November 25, 2013, between HVF and The Bank of New York Mellon Trust Company, N.A. (as amended, modified or supplemented as of the date hereof, exclusive of Series Supplements, the “Base Indenture”) permits HVF to enter into certain amendments to the Related Documents, subject to certain conditions set forth therein;
NOW, THEREFORE, based upon the mutual promises and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned, intending to be legally bound, hereby agree as follows:
AGREEMENTS
1.  Defined Terms.  All capitalized terms not otherwise defined herein shall have the meanings assigned thereto in the HVF Lease or, if not defined therein, the Base Indenture.
2.  Trustee Direction and Consent.  HVF hereby directs the Trustee to consent in writing to this Amendment.
3.  Amendments to the HVF Lease.
Section 24 is hereby amended and restated in its entirety as follows:
“MINIMUM DEPRECIATION RATE. The Lessor agrees that the Depreciation Schedules with respect to Non-Program Vehicles leased under this Agreement shall be established such that (i) the Depreciation Charges accruing with respect to each Non-Program Vehicle during each Related Month shall be at least equal to 1.25%, and (ii) the weighted average of the Depreciation Charges accruing with respect to all Non-Program Vehicles during each Related Month shall be at least equal to the lesser of (a) 1.67% and (b) such other percentage in respect of which the Rating Agency Condition with respect to each Series of Notes Outstanding shall have been satisfied.”

4.  Effectiveness.  This Amendment shall be effective upon delivery of executed signature pages by all parties hereto and satisfaction of the Rating Agency Condition with respect to each Series of Notes Outstanding.
5.  Reference to and Effect on the HVF Lease; Ratification.
(a) Except as specifically amended above, the HVF Lease is and shall continue to be in full force and effect and is hereby ratified and confirmed in all respects.
(b) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any party hereto under the HVF Lease, or constitute a waiver of any provision of any other agreement.
(c) Upon the effectiveness hereof, each reference in the HVF Lease to “HVF Lease”, “hereto”, “hereunder”, “hereof” or words of like import referring to the HVF Lease, and each reference in any other Related Document to “the HVF Lease”, “thereto”, “thereof”, “thereunder” or words of like import referring to the HVF Lease, shall mean and be a reference to the HVF Lease as amended hereby.
6.  Counterparts; Facsimile Signature.  This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.  Any signature page to this Amendment containing a manual signature may be delivered by facsimile transmission or other electronic communication device capable of transmitting or creating a printable written record, and when so delivered shall have the effect of delivery of an original manually signed signature page.
7.  Governing Law.  THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAW.
8.  Headings.  The descriptive headings of the various sections of this Amendment are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions thereof.
9.  Severability.  The failure or unenforceability of any provision hereof shall not affect the other provisions of this Amendment.  Whenever possible each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.
10.  Interpretation.  Whenever the context and construction so require, all words used in the singular number herein shall be deemed to have been used in the plural, and vice versa, and the masculine gender shall include the feminine and neuter and the neuter shall include the masculine and feminine.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers hereunto duly authorized as of the day and year first above written.

THE HERTZ CORPORATION

By:	/s/ R. Scott Massengill Name: R. Scott Massengill Title: Senior Vice President and Treasurer

HERTZ VEHICLE FINANCING LLC

By:    /s/ R. Scott Massengill
Name: R. Scott Massengill
Title: Treasurer

[SIGNATURE PAGE TO AMENDMENT NO. 4 TO THIRD AMENDED AND RESTATED MASTER MOTOR VEHICLE OPERATING LEASE AND SERVICING AGREEMENT]

AGREED, ACKNOWLEDGED AND CONSENTED:
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Mitchell L. Brumwell Name: Mitchell L. Brumwell Title: Vice President

[SIGNATURE PAGE TO AMENDMENT NO. 4 TO THIRD AMENDED AND RESTATED MASTER MOTOR VEHICLE OPERATING LEASE AND SERVICING AGREEMENT]